SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: October 8, 2004
(Date of Earliest Event Reported)

Akorn, Inc.

(Exact Name of Registrant as Specified in its Charter)

Louisiana	0-13976	72-0717400

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS

(Address of principal executive offices)

(847) 279-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

     On October 8, 2004, Akorn, Inc. (the “Company”) entered into both a Third Amendment to Credit Agreement (the “Third Amendment”) and a Waiver and Consent to Credit Agreement (the “Waiver and Consent”) with LaSalle Bank National Association (“LaSalle Bank”), the financial institutions party thereto and Akorn (New Jersey), Inc.

     Among other things, the Third Amendment amended certain of the Company’s financial covenants under the Credit Agreement dated as of October 7, 2003 between the parties (the “Credit Agreement”), and LaSalle Bank agreed to waive certain events of default arising out of noncompliance with certain of the Company’s obligations under the Credit Agreement.

     Under the Waiver and Consent, LaSalle Bank agreed to waive certain additional events of default arising out of noncompliance with certain of the Company’s obligations under the Credit Agreement arising from the Company entering into a Limited Liability Company Agreement dated September 22, 2004 with Strides Arcolab Limited.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Third Amendment to Credit Agreement dated October 8, 2004 between the Company, LaSalle Bank, the financial institutions party thereto and Akorn (New Jersey), Inc., incorporated by reference to Exhibit 10.53 to the Company’s Pre-Effective Amendment No. 1 to Form S-1 filed on October 13, 2004.

10.2	Waiver and Consent to Credit Agreement dated October 8, 2004 between the Company, LaSalle Bank, the financial institutions party thereto and Akorn (New Jersey), Inc., incorporated by reference to Exhibit 10.54 to the Company’s Pre-Effective Amendment No. 1 to Form S-1 filed on October 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: October 14, 2004